       YEARLY RENEWABLE TERM REINSURANCE AGREEMENT, Effective May 1, 1989

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                           (Worcester, Massachusetts)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                             (Hartford, Connecticut)

                                      INDEX

                                                          ARTICLE          PAGE
                                                          -------          ----
Accounting Statements                                        11              6
Amounts at Risk                                               7              4
Application of Agreement                                      1              1
Arbitration                                                  16             10
Automatic Reinsurance                                         2              1
Cancellations                                                10              5
Changes                                                      10              5
Claim Payments                                               12              7
Claim Procedures                                             12              7
Conditions of Reinsurance                                     6              3
Contested Claims                                             12              7
Data Requirements                                            11              6
Duration of Agreement                                        17             11
Exchanges                                                    10              5
Experience Refunds                                           14              9
Extra-Contractual Damages                                    12              8
Facultative Reinsurance                                       3              2
Increasing Insurance Amounts                                  2              2
Insolvency                                                   12              8
Jumbo Risk Defined                                            2              2
Liability of Connecticut General                              5              3
Misstatements of Age or Sex                                  12              8
New Limits of Retention                                       2              2
Notification                                                  4              3
Oversights                                                   16             10
Premium Payment Basis                                         8              4
Premium Rates                                                 8              4
Premium Tax Reimbursements                                    9              5
Procedure for Facultative Reinsurance                         3              3
Recaptures                                                   13              9
Reductions                                                   10              5
Reinstatements                                               10              5
Right to Inspect                                             15              9
Split Option                                                  2              2
Yearly Renewable Term                                         7              4

                                SCHEDULES

                      A. Retention of State Mutual
                      B. Automatic Reinsurance in Connecticut General
                      C. Reinsurance Application
                      D. Bulk Reporting Forms
                      E. Reinsurance Premiums

                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                        (Hereinafter called State Mutual)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                    (Hereinafter called Connecticut General)

It is agreed by the two companies as follows:

                                    ARTICLE 1

APPLICATION OF AGREEMENT

   Reinsurance under this agreement will apply to life reinsurance issued by State Mutual on its Joint Last Survivor Plan known as Inheiritage (Form No. 1020-89). Such reinsurance will include those policies issued when one participant of the joint policy is uninsurable, provided that the underwriting assessment of the insurable participant is no higher than Table 6 (250%); and will also include those policies issued in conversion or exchange of existing individual life policies whether originally reinsured in Connecticut General or not.

                                    ARTICLE 2

AUTOMATIC REINSURANCE

   Whenever State Mutual requires reinsurance for the excess over its retention of life insurance issued in accordance with State Mutual's usual underwriting standards for individually selected risks and such insurance is issued to a United States or Canadian resident whose surname begins with any of the letters A through Z inclusive, who is not classified as a jumbo risk as hereinafter defined, and on who State Mutual is retaining its maximum limit of retention as shown in Schedule A, attached hereto, State Mutual will cede and Connecticut General will accept 33-1/3% of such reinsurance under this agreement up to a maximum amount on one life as shown in Schedule B, attached hereto, provided that such reinsurance is not being submitted to any reinsurer on a facultative basis.

   State Mutual will not change its existing underwriting and issuance practices in effect on or after May 1, 1989 which relate to the policies reinsured hereunder unless State Mutual notifies Connecticut General in writing.

JUMBO RISK DEFINED

   For the purpose of this agreement, a jumbo risk is defined as one where the papers of State Mutual indicate that the proposed insured's total life insurance in force and applied for in all companies exceeds the applicable amount shown in the following schedule:

                  INSURANCE AGE                   TOTAL LINE
                  -------------                   ----------
                     20 - 70                     $ 20,000,000

SPLIT OPTION

   The Split Option Rider attached to Joint Last Survivor policies reinsured hereunder will be reinsured under this provision, and any additional premium which State Mutual may collect for such rider will be paid to Connecticut General on the reinsured portion.

   To exercise the Split Option Rider, each insured must be rated no higher than Table 4 (200%), and the face amount of each new individual policy must be no more than 50% of the face amount of the joint policy. Subject to the foregoing and any other applicable provisions, each new policy will be reinsured under the appropriate individual life reinsurance agreement in effect between the two companies which covers the new plan of insurance.

NEW LIMITS OR RETENTION

   State Mutual's usual limits of retention are shown in Schedule A, attached hereto. State Mutual will notify Connecticut General of all subsequent changes in these limits.

                                    ARTICLE 3

FACULTATAIVE REINSURANCE

   Whenever State Mutual desires reinsurance of individual life insurance, it may apply to Connecticut General for reinsurance under the provisions of this agreement.

PROCEDURE FOR FACULTATIVE REINSURANCE

   Whenever State Mutual applies to Connecticut General for facultative reinsurance, it will forward Connecticut General an application form in substantial accord with Schedule C, attached hereto, together with copies of the original application, medical examiners' reports, inspection reports, and all other commonly accepted underwriting evidence bearing on the insurability of the risk. Connecticut General will examine the papers immediately upon receipt of such application and, as soon as possible, notify State Mutual of its decision.

                                    ARTICLE 4

NOTIFICATION

   State Mutual will notify Connecticut General when reinsurance is not required on a risk for which reinsurance has been applied on a facultative basis.

                                    ARTICLE 5

LIABILITY OF CONNECTICUT GENERAL

   The liability of Connecticut General, on any reinsurance under this agreement, subject to the prior approval of Connecticut General in the case of facultative reinsurance, will commence simultaneously with that of State Mutual under the respective policy of State Mutual. Subject to the provisions of Articles 10, 13 and 17 and the payment of reinsurance premiums as provided under Articles 8 and 11 of this agreement, each reinsurance will be continued in force as long as State Mutual is liable under its respective policy and will terminate when the liability of State Mutual terminates.

                                    ARTICLE 6

CONDITIONS OF REINSURANCE

   Reinsurance under this agreement will be subject to all the applicable provisions contained in the respective policies of State Mutual.

   Connecticut General will not be called upon to participate in policy loans on policies reinsured hereunder.

   State Mutual will furnish Connecticut General with specimen copies of all of its current application, policy and rider forms, and tables of rates and values which may be required for the proper administration of the reinsurance under this agreement and will advise Connecticut General of all subsequent modifications thereof and new forms under which reinsurance may be effected. In addition, State Mutual will promptly notify Connecticut General of any non-contractual modifications of its policy forms and any systematic revision of available benefits.

                                    ARTICLE 7

YEARLY RENEWABLE TERM

   Life reinsurance under this agreement will be on the Yearly Renewable Term plan for the amounts at risk on the portion of the original policy reinsured in Connecticut General.

AMOUNTS AT RISK

   The percentage relationship of reinsurance to total original issue will be determined at issue and will then remain constant for the given death benefit. The reinsurance amount at risk will be the amount equal to the death benefit at issue less the cash value less the amount State Mutual is retaining on the policy.

   Increases in the death benefit that are underwritten in accordance with State Mutual's usual underwriting standards for individually selected risks for new issues will be considered as new insurance for the purpose of determining the reinsurance amount at risk.

                                    ARTICLE 8

PREMIUM RATES

   Premiums for reinsurance under this agreement will be computed at the rates shown in Schedule E, attached hereto. The renewal rates which are guaranteed for life reinsurance, however, are those shown in Schedule E, except that where such rates are less than the 1980 CSO net premiums at 5.5% for the applicable rating, it is such net premium rates which are guaranteed.

PREMIUM PAYMENT BASIS

   Reinsurance premiums will be payable on an annual basis and in accordance with the provisions of Article 11.

   Whenever reinsurance hereunder is reduced or terminated, Connecticut General will refund the unearned reinsurance premium with the exception of the annual fee, which will not be subject to refund for any reason.

   Whenever reinsurance hereunder is reinstated, State Mutual will pay Connecticut General the proportionate part of the reinsurance premium, based on the premiums payable for the year of reinstatement, for the period from the date of reinstatement to the policy anniversary date next following. Thereafter, reinsurance premiums will be payable in accordance with Articles 8 and 11.

                                    ARTICLE 9

PREMIUM TAX REIMBURSEMENTS

   Connecticut General will reimburse State Mutual for Connecticut General's share of premium taxes paid by State Mutual to those states and provinces which do not allow reinsurance premiums paid by State Mutual to Connecticut General to be deducted from State Mutual's taxable premiums. Such premium tax reimbursement will be based on net premiums paid to Connecticut General.

                                   ARTICLE 10

CHANGES

   Whenever a change is made in the plan of a policy or portion of a policy reinsured hereunder, reinsurance hereunder on that policy or policy portion will terminate; however, the new policy will be reinsured in Connecticut General under the provisions of a reinsurance agreement between the two companies which provides reinsurance on that particular plan. Whenever a change is made in the underwriting classification of a policy reinsured hereunder, a corresponding change will be made in the reinsurance subject to the prior approval of Connecticut General.

EXCHANGES

   State Mutual will inform Connecticut General of company exchange programs with respect to currently reinsured in force policies so that good faith negotiations can be undertaken to continue coverage.

REDUCTIONS, CANCELLATIONS

   Whenever a policy upon which reinsurance is based is reduced or terminated or whenever all or part of the insurance which was in force at the date reinsurance was effected and not covered by previous reinsurance is reduced or terminated, the reinsurance will be reduced by a like amount as of the date of such reduction or termination. If reinsurance has been effected in more than one company, the reduction in the reinsurance in Connecticut General will be that proportion of the total amount of the reduction which the reinsurance in Connecticut General is of the total amount reinsured.

REINSTATEMENTS

   Whenever a policy reinsured hereunder lapses, or is continued on the paid-up or extended term insurance basis, and is later approved for reinstatement by State Mutual in accordance with its usual underwriting standards, reinsurance of the excess over State Mutual's original retention resulting from such reinstatement will be automatically reinstated by Connecticut General for an amount not exceeding that part of the policy originally reinsured in Connecticut General. However, if such reinsurance was effected on a facultative basis State Mutual will obtain Connecticut General's prior approval before reinstating the policy.

   State Mutual will promptly notify Connecticut General of such reinstatement, and the reinsurance so reinstated will become effective as of the date of State Mutual's underwriting approval of reinstatement.

                                   ARTICLE 11

ACCOUNTING STATEMENTS

   On or before the 30th day of each month State Mutual will forward Connecticut General an itemized statement in substantial accord with Schedule D - Section I, attached hereto, in duplicate, covering the following for the month immediately preceding:

   a. First year premiums due on new reinsurance.

   b. Renewal premiums due on existing reinsurance with renewal anniversaries during the previous month.

   c. Premium adjustments outstanding on changes in reinsurance and previous accounting statement entries.

   State Mutual will include with its statement, a remittance for the balance due Connecticut General. If the balance is due State Mutual, then Connecticut General will promptly remit the amount of such balance to State Mutual.

   The payment of reinsurance premiums in accordance with the terms of the preceding paragraph will be a condition precedent to the liability of Connecticut General under reinsurance covered by this agreement. If reinsurance premiums due Connecticut General are not paid by State Mutual within sixty days of the due date described above, Connecticut General will have the right to terminate the reinsurance under the cessions for which premiums are in default. If Connecticut General elects to exercise its right of termination, it will give State Mutual thirty days' written notice of termination. If all reinsurance premiums in default, including any which may become in default during the thirty-day period, are not paid before the expiration of such period, Connecticut General will thereupon be relieved of future liability under all reinsurance for which premiums remain unpaid.

   Prior to January 15 of each year, State Mutual will forward Connecticut General any information necessary to complete the Annual Statement. Such information will be supplied in substantial accord with Schedule D - Section II, attached hereto.

DATA REQUIREMENTS

   State Mutual will provide Connecticut General with details pertaining to the policies reinsured hereunder when and as requested by Connecticut General.

                                   ARTICLE 12

CLAIM PROCEDURES

   State Mutual will notify Connecticut General of each claim promptly after first receipt of such information.

   Connecticut General will abide the issue as settled between State Mutual and its claimant, whether with or without contest, and the claim proofs accepted by State Mutual will also be accepted by Connecticut General, provided, however, that in any case where the amount of life or other reinsurance carried by State Mutual in Connecticut General and in force at the time of claim is greater than four times the amount of such coverage retained by State Mutual, State Mutual will obtain Connecticut General's recommendation before conceding any liability to or making any settlement with its claimant.

   State Mutual will furnish Connecticut General with copies of the claim proofs and will notify Connecticut General of the payment of the claim, and Connecticut General will then pay its portion of the claim to State Mutual.

CLAIM PAYMENTS

   In settlement of any death claim, Connecticut General will pay one sum regardless of the method of settlement under the original policy. In the case of universal life policies, Connecticut General will reimburse for the amount of reinsurance purchased.

CONTESTED CLAIMS

   State Mutual will notify Connecticut General of its intention to contest, compromise or litigate a claim involving reinsurance, and Connecticut General will pay its share of the payment and specific expenses, including legal or arbitration costs, special investigations or similar expenses, but excluding salaries of employees, therein involved, unless it declines to be a party to the contest, compromise or litigation, in which case it will pay State Mutual the full amount of the reinsurance. In the event that Connecticut General agrees to be a party to the contest, it will also pay its pro rata portion of any penalties, attorneys fees, and interest imposed automatically by statute against State Mutual and arising solely out of a judgement being rendered against State Mutual as a result of the contested claim.

   In the event of a reduced settlement of a claim, the amount payable by Connecticut General will be Connecticut General's share of the reinsurance amount payable for the benefit less that proportion of the reduction in settlement which the amount of benefit reinsured at the date of claim bears to the total amount at risk for the benefit under the policy at the time of the claim.

EXTRA-CONTRACTUAL DAMAGES

   Connecticut General assumes no liability under this agreement or otherwise for any extra-contractual damages assessed against State Mutual, its agents or representatives, on account of any policy reinsured hereunder, including, but not limited to, consequential, compensatory, exemplary or punitive damages.

MISSTATEMENTS OF AGE OR SEX

   Whenever the amount of insurance on a policy reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the two companies will share in such increase or reduction in proportion to the respective net liabilities carried by the two companies on the policy immediately prior to the adjustment.

INSOLVENCY

   All reinsurance under this agreement will be payable by Connecticut General directly to State Mutual, its liquidator, receiver or statutory successor on the basis of the liability of State Mutual under the policy or policies reinsured, without diminution because of the insolvency of State Mutual. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of State Mutual will give written notice of the pendency of a claim against State Mutual on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim Connecticut General may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to State Mutual or its liquidator or receiver or statutory successor.

   It is further understood that the expense thus incurred by Connecticut General will be chargeable, subject to court approval, against State Mutual as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to State Mutual solely as a result of the defense undertaken by Connecticut General. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by State Mutual.

                                   ARTICLE 13

RECAPTURES

   Whenever State Mutual increases its maximum limit of retention for new business, it will have the option of recapturing a corresponding amount of insurance on each life reinsured under this agreement, provided that reinsurance will not be so recaptured before the end of the respective twentieth policy year of any give cession. Reinsurance will be eligible for recapture on each life on which State Mutual has maintained its maximum limit of retention, as shown in Schedule A, for the age, plan and mortality classification of the risk at time of issue. Special limits for specific underwriting hazards or impairments will not be considered to be maximum limits of retention.

   State Mutual will, within ninety days after the effective date for its increase in retention of new issues, notify Connecticut General of its intention to exercise its option to recapture and the effective date such recapture is to commence. Reinsurance in force will then be reduced, as herein provided, on the respective anniversary date next following, or the twentieth anniversary date, where applicable. If recapture as provided above is elected by State Mutual, then all reinsurance eligible for such recapture will be similarly recaptured. Recapture will commence with the effective date established by State Mutual and will continue uninterrupted by State Mutual until all eligible policies have been recaptured.

   Notwithstanding the above, whenever reinsurance is issued hereunder on the conversion of a policy originally reinsured under this or any other agreement between the two companies, the recapture provisions applicable to the original reinsurance will continue to apply to the reinsurance of the new policy.

   The reduction in each risk will be of such an amount as will increase State Mutual's share in the risk to its new maximum limit of retention for the age, plan and mortality classification at time of issue. If reinsurance is in force with other companies on a given risk, the reduction in the reinsurance in Connecticut General will be that proportion of the total reduction indicated which the reinsurance in Connecticut General is of the total amount reinsured.

                                   ARTICLE 14

EXPERIENCE REFUNDS

   Life reinsurance accepted under this agreement will not be eligible for experience refunds.

                                   ARTICLE 15

RIGHT TO INSPECT

   Connecticut General may, at all reasonable times, inspect in the offices of State Mutual the original papers, records, books, files and other documents referring to the business covered by this agreement.

                                   ARTICLE 16

OVERSIGHTS

   If nonpayment of premiums within the time specified or failure to comply with any of the other terms of this agreement is shown to be unintentional and the result of oversight or misunderstanding on the part of either State Mutual or Connecticut General, this agreement will not be considered abrogated thereby, but both State Mutual and Connecticut General will be restored to the position they would have occupied had no such oversight or misunderstanding occurred.

ARBITRATION

   Should a disagreement arise between the two companies regarding the rights or liabilities of either company under any transaction under this agreement, the issue will be referred to arbitrators, one to be chosen by each company from among officers of other life insurance companies, who are familiar with reinsurance transactions, and a third to be chosen by the said two arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of State Mutual or Connecticut General or either's affiliates. If the arbitrators appointed by the two parties cannot agree on a third person, then either party may apply to the court, pursuant to Section 52-411 of the General Statutes of the State of Connecticut, for appointment of a third arbitrator. The arbitrators will regard this document as an honorable agreement and not merely as a legal obligation, as they will consider practical business and equity principles. The arbitrators' decision will be final and binding upon both companies.

   The place of meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by State Mutual and Connecticut General (unless the arbitrators decide otherwise).

                                   ARTICLE 17

DURATION OF AGREEMENT

   This agreement will take effect as of May 1, 1989. It is not limited in duration, but may be amended at any time by mutual consent of the two companies and may be terminated as to further new reinsurance at any time by either company upon three months' notice by registered letter. Such termination as to new reinsurance will not affect existing reinsurance which will remain in force until the termination or expiry of each individual reinsurance in accordance with the terms and conditions of this agreement provided, however, that Connecticut General will not be liable under this agreement for any claims or premium refunds which are not reported to Connecticut General within 180 days following the termination or expiry of all reinsurance reinsured hereunder.

In witness whereof, this agreement is signed in duplicate on the dates indicated at the home office of each company.

                                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                 By      /s/ Robert P. Mills, Jr.
                                   -----------------------------------------

                                 Date    March 1, 1991
                                     ---------------------------------------

                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By      /s/ James R. Grant
                                   --------------------------------------------

                                 Date    January 11, 1991
                                     ---------------------------------------

                                   SCHEDULE A

                   Maximum Limits of Retention of State Mutual

                                 LIFE INSURANCE

                  STANDARD RISKS,
                  SPECIAL CLASSES        SPECIAL CLASSES         SPECIAL CLASSES
                   A, B, C, D AND          E, F. H AND             J, L, P AND
     ISSUE         FLAT EXTRAS OF         FLAT EXTRAS OF          FLAT EXTRAS OF
      AGE         $10 OR LESS (a)        $10.01 - $20 (b)        $20.01 AND OVER
      ---         ---------------        ----------------        ---------------
      -0-           $   400,000              $ 200,000               $ 100,000
     1-17               800,000                600,000                 200,000
     18-60            1,000,000                700,000                 400,000
     61-70              700,000                500,000                 200,000
     71-75              300,000                200,000                 100,000
     76-80              200,000                100,000                  50,000

             (a)  Spouse's Insurance Rider not available above Class D.
             (b)  Term policies and riders not available above Class H.

Notes:       (1)  The above maximum limits are also the maximums on any one life for all plans and riders combined.

             (2) There are conditions where the retention may be limited, such as in aviation, Armed Forces Personnel, certain avocations and medical classifications.

             (3) The America Group will retain those additional amounts which will avoid reinsurance cessions of less than $25,000 per reinsurer.

             (4) In the case of Joint Last Survivor policies, retention will be based on the insured rated Standard or closest thereto.

                                CORONARY HISTORY
                     (Combined Table and Flat Extra Rating)

                            AGES            RETENTION
                            ----            ---------
                             0-60           $ 300,000
                            61-70             150,000
                            71-80              50,000

                                CIVILIAN AVIATION

            PASSENGERS                   UNDERWRITING ACTION             RETENTION
            ----------                   -------------------             ---------
Company Owned Planes
   To 200 hours annually                      Standard                 $ 1,000,000
   Over 200 hours annually            Individual Consideration*            500,000

Charter Flying
   To 100 hours annually                      Standard                 $   500,000
   Over 100 hours annually            Individual Consideration*            300,000

Private Business or Pleasure
   To 100 hours annually                      Standard                 $   500,000
   Over 100 hours annually            Individual Consideration*            300,000

Pilots and Crew Members                                                $   300,000

*Requires complete details of type of planes and equipment, flying terrain and qualification of pilots.

                                  ARMED FORCES

1. Active duly personnel, Reserves alerted, National Guard alerted, ROTC final college year, West Point Cadets, Annapolis Midshipmen, Air Force and Coast Guard Academy Cadets.

                                                        RETENTION
                                                        ---------
                             AGES             OFFICERS        ENLISTED PERSONNEL
                             ----             --------        ------------------
                         24 and under        $ 100,000             $  50,000
                          25 and Over          150,000               100,000

   (Submarine Service,
   Hazardous Special Services,
   Paratroopers and Airborne
   Infantry are not eligible.)

2. Doctors, Dentists, Allied Specialists     $ 200,000                  ----

3. Civilians participants in Reserve
   Programs entering an active duty for
   up to six months only, with remaining
   military service obligation to be
   completed in Ready Reserve. All ages.     $ 150,000             $ 100,000

*Enlisted Personnel (Grades E-1 through E-3 are not eligible).

                                   SCHEDULE B

         Maximum Limits of Automatic Reinsurance in Connecticut General

                                      LIFE INSURANCE
                                      --------------
                             AGES        STANDARD THROUGH 500%
                             ----        ---------------------
                             20-70             $ 2,000,000

                             REINSURANCE APPLICATION

                                 Omitted 1 Page

                                                                       Exhibit A

                               YRT MONTHLY REPORT

To:   CIGNA RE                          Date:          ________________________
      ____ CG Business
      ____ LINA Business                Prepared By:_______________________

From: _________________________         Telephone:     ________________________

Account:_______________________         Reinsurance Report Covering
                                        Month of:_____________________

SECTION I :  ACCOUNTING STATEMENT

                                                      LIFE              DIS.              ADB             TOTAL
                                                      ----              ----              ---             -----
Reinsurance Premiums:
      First Year
      Renewal
      Total

Claim Payments

Claim Expenses*

Premium Taxes
(____% of Total Premium)

Net Amount Due:      Check enclosed for:       $_____________
                     Please remit check for:   $_____________

SECTION II:  POLICY EXHIBIT

                                                               NUMBER OF                  REINSURANCE
                                                                POLICIES                AMOUNT AT RISK
                                                                --------                --------------
In Force Beginning of Month

Plus: Issued (listing attached)
      Increased
      Revived
Less: Deductions during Month
      Death
      Expiry
      Lapse (listing attached)
      Decrease
      Recapture

In Force End of Month

*Investigate and Settlement
Legal Expense
Interest on claims
Claim Expenses

                                 MONTHLY REPORT

SECTION III:  POLICY LISTING

1. The following information must be provided for each policy issued during the month:

   a. Policy number
   b. Policy issue date
   c. Name of insured
   d. Date of birth
   e. Plan of insurance
   f. Insurance face amount: Life
      Insurance face amount: ADB
   g. Reinsurance face amount: Life
      Reinsurance face amount: ADB
   h. Gross reinsurance premium to be waived
      Disability premium paid
   i. Automatic/facultative
   j. Substandard rating

2. The following information must be provided for every policy i) lapsed, ii) with a changed substandard rating and/or iii) with a changed reinsurance amount:

   a. Policy number
   b. Name of insured
   c. Date of birth
   d. New reinsurance amount
   e. New substandard rating
   f. Effective date of change

                                                                       Exhibit B

                                       YRT
                            ANNUAL STATEMENT MATERIAL

To:   CIGNA RE                          Date:          ________________________
      ____ CG Business
      ____ LINA Business                Prepared By:_______________________

From: _________________________         Telephone:     ________________________

Account:_______________________

EXHIBIT 8: Aggregate Reserve for Life Policies and Contracts (Reinsurance
Amounts)

   Section A - Life Insurance

                       VALUATION              AMOUNT OF                 LIFE
                         BASIS               REINSURANCE              RESERVE
                         -----               -----------              -------


   Section D - Accidental Death Benefits

                       VALUATION              AMOUNT OF                 ADB
                         BASIS               REINSURANCE              RESERVE
                         -----               -----------              -------


   Section E - Disability:  Active Lives

                       VALUATION BASIS             ACTIVE LIFE RESERVE
                       ---------------             -------------------


ANNUAL IN FORCE LISTING

Detail for policies in force with Connecticut General on December 31, 19__.

      POLICY          POLICY         NAME OF       DATE OF       REINSURANCE FACE        REINSURANCE FACE
      NUMBER        ISSUE DATE       INSURED        BIRTH        AMOUNT (ON 12/31)        AMOUNT AT RISK
      ------        ----------       -------        -----        -----------------        --------------


                                   SCHEDULE E

                   YEARLY RENEWABLE TERM REINSURANCE PREMIUMS
      Special Joint Last Survivor Rate Program, Non-Experience Rated Basis

Applicable to policies issued on the Joint Last Survivor Plan where both lives are considered by Connecticut General to be insurable.

LIFE REINSURANCE: Premium rates are shown on pages 3 - 29 of this section. The appropriate premium rate for any given policy is determined by the joint equal age. The calculations used to determine the joint equal age are shown on page 2 of this schedule, and the substandard rate-up calculations are shown on pages 30, 31 and 32.

The total life reinsurance premium on standard cessions consists of 100% of the appropriate rate per $1,000 applied to the amount at risk, except that the rates for Non-Smoker/Non-Smoker policies issued for amounts in excess of $3,000,000 will be 108% of the appropriate rate per $1,000. In addition, a policy fee of $25 per cession will be payable in all years; and on substandard cessions, a rate-up in age will be incorporated.

Female lives are set back five (5) years.

The following steps are used to calculate the reinsurance rate:

    1.  Apply the five-year setback to change the female ages to male ages.

    2. Calculate any age rate-up for the male ages according to the substandard tables.

    3. Calculate the joint equal age using the age difference based on the ages resulting from steps 1 and 2 above.

    4. Apply the resulting joint equal age to the appropriate premium rate table to determine the rate per $1,000 of reinsurance. The premium rate tables are smoker distinct for each life.

EXCHANGE OPTION RIDER: The reinsurance premium for the Exchange Option Rider is zero in the first policy year and remains level in renewal years based on the rates shown on pages 33 and 34 of this section.

                                   SCHEDULE E

                              JOINT EQUAL AGE TABLE

                                         AGE                      ADDITION TO
                                      DIFFERENCE                  YOUNGER AGE
                                      ----------                  -----------
                                            0                           0
                                        1 - 2                           1
                                        3 - 4                           2
                                        5 - 6                           3
                                        7 - 8                           4

                                       9 - 10                           5
                                      11 - 12                           6
                                      13 - 15                           7
                                      16 - 18                           8
                                      19 - 21                           9

                                      22 - 24                          10
                                      25 - 28                          11
                                      29 - 32                          12
                                      33 - 36                          13
                                      37 - 40                          14

                                      41 - 44                          15
                                      45 - 48                          16
                                      49 - 52                          17
                                      53 - 56                          18
                                      57 - 60                          19

To determine the Joint Equal Age, figure the age difference, look up the "Addition to Younger Age" in this table and add it to the younger age.

                             SCHEDULE E - SECTION I

                      Joint and Last Survivor Premium Rates

                                Omitted 31 Pages

                                   SCHEDULE E

                   YEARLY RENEWABLE TERM REINSURANCE PREMIUMS
        Special Uninsurable Risk Rate Program, Non-Experience Rated Basis

Applicable to policies issued on the Joint Last Survivor Plan where only one of the two joint lives is considered by Connecticut General to be insurable.

LIFE REINSURANCE: Premium rates are shown on pages 2 - 5 of this section. The total life reinsurance premium on standard cessions and on those substandard cessions with a percentage rating consists of the appropriate rate per $1,000 applied to the amount at risk, plus an annual fee of $25 per cession. On substandard cessions involving flat extra premiums payable for more than five years, the reinsurance flat extra premium is 20% of the reinsured portion of the gross flat extra premium charged on the original policy in the first year and 75% in renewal years. When the flat extra premium is payable for five years or less, the reinsurance flat extra premium is 75% in all years. Reinsurance premiums on substandard risks will revert to the standard risk basis on the policy anniversary on which the insured attains age 65 or on the 20th policy anniversary, whichever is later.

Rates for females equal the rates for males five years younger.

                                INTERIM INSURANCE

Premiums for interim periods are calculated at the second policy year rate for the insured's age at the beginning of the interim period. The premium for the first full policy year will be calculated at the first year rate for the insured's age at the beginning of the policy year. Annual fees are not charged for interim periods.

                                    EXCHANGES

For the purpose of determining the reinsurance premiums on exchange policies, such premiums will be calculated based on the insureds' attained ages and the duration since issue of the original policy.

                                   SCHEDULE E

                           Single Life Mortality Rates

                                 Omitted 4 Pages

                                 AMENDMENT No. 1

    to the Yearly Renewable Term Reinsurance Agreement Effective May 1, 1989

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that the attached Schedule B will be substituted for the corresponding schedule attached to this agreement.

This amendment will be effective for policies issued with policy dates of January 1, 1991 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                 By      /s/ Robert P. Mills, Jr.
                                   -----------------------------------------

                                 Date    April 8, 1992
                                     ---------------------------------------

                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By      /s/ James R. Grant
                                   --------------------------------------------

                                 Date    April 2, 1992
                                     ---------------------------------------

                                   SCHEDULE B

         Maximum Limits of Automatic Reinsurance in Connecticut General

                                 LIFE INSURANCE

In cases where the America Group is retaining its maximum limits of retention as shown in Schedule A, Connecticut General will provide automatic reinsurance equal to two (2) times such maximum limits of retention on permanent plans, subject to the following limits:

                            AGES          STANDARD THROUGH 500%
                            ----          ---------------------
                           20-70                $ 2,000,000

Civilian Aviation Limits will be considered maximum limits of retention for the purpose of determining automatic reinsurance.

In cases where the America Group applied for reinsurance while retaining less than its maximum limits of retention, Connecticut General will provide automatic reinsurance equal to the retention of the America Group on the current application for insurance.

                                   SCHEDULE B

                                 AMENDMENT No. 2

    to the Yearly Renewable Term Reinsurance Agreement Effective May 1, 1989

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. The following section entitled JUMBO RISK DEFINED will be substituted for the corresponding section of Article 2 of this agreement:

   JUMBO RISK DEFINED

      For the purpose of this agreement a jumbo risk is defined as one where the commonly accepted underwriting evidence of insurability indicates that the proposed insured's total life insurance in force and applied for in all companies exceeds the following:


                           INSURANCE AGE          TOTAL LINE
                           -------------          ----------
                               20-80             $ 2,000,000

2. The following section entitled REDUCTIONS, CANCELLATIONS will be substituted for the corresponding section of Article 10 of this agreement:

   REDUCTIONS, CANCELLATIONS

      Whenever a policy upon which reinsurance is based is reduced or terminated, or whenever all or part of the insurance which was in force at the date reinsurance was effected and not covered by previous reinsurance is reduced or terminated, the reinsurance will be reduced by a like amount as of the date of such reduction or termination. If reinsurance has been effected in more than one company, the reduction in the reinsurance in Connecticut General will be that proportion of the total amount of the reduction which the reinsurance in Connecticut General is of the total amount reinsured.

      Notwithstanding the above, reinsurance under this agreement will be cancelled automatically whenever the net amount at risk reduces to $25,000 or less.

3. The attached Schedules A and B will be substituted for the corresponding schedules attached to this agreement.

This amendment will be effective for policies issued with policy dates of January 1, 1993 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA


                                 By      /s/ Robert P. Mills, Jr.
                                   -----------------------------------------

                                 Date    May 14, 1993
                                     ---------------------------------------


                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By      /s/
                                   -----------------------------------------

                                 Date    May 5, 1993
                                     ---------------------------------------

                                   SCHEDULE A

                   Maximum Limits of Retention of State Mutual

                                 LIFE INSURANCE

                      STANDARD RISKS,
                      SPECIAL CLASSES       SPECIAL CLASSES
                      A THROUGH H AND       J, L, & P, AND
       ISSUE          FLAT EXTRAS OF        FLAT EXTRAS OF
       AGES           $20.00 OR LESS        $20.01 AND OVER
       ----           --------------        ---------------
         -0-            $   500,000           $   250,000
        1-60              2,000,000             1,000,000
       61-70              1,000,000               500,000
       71-80                500,000               250,000

              (a)   Spouse's Insurance Rider not available above Class D.
              (b)   Term policies and riders not available above Class H.

     Notes:   (1)   The above maximum limits are also the maximums on any one
                    life for all plans and riders combined.

              (2) State Mutual will retain those additional amounts which will avoid reinsurance cessions of $50,000 or less.

              (3) Any situation involving Aviation will use a $500,000 retention.

                          DISABILITY WAIVER OF PREMIUM

                                 Fully Retained

                            ACCIDENTAL DEATH BENEFIT

                                 Fully retained

                                   SCHEDULE B

         Maximum Limits of Automatic Reinsurance in Connecticut General

                                 LIFE INSURANCE

In cases where State Mutual is retaining its maximum limits of retention as shown in Schedule A, Connecticut General will provide automatic reinsurance equal to one (1) times such maximum limits of retention, subject to the following limits:

   ISSUE AGE      STANDARD THROUGH 300%        325% THROUGH 500%
   ---------      ---------------------        -----------------
       -0-              $   500,000               $   250,000
      1-60                2,000,000                 1,000,000
     61-70                1,000,000                   500,000
     71-80                  500,000                   250,000

In cases where State Mutual applied for reinsurance while retaining less than its maximum limits of retention, Connecticut General will provide automatic reinsurance equal to the retention of State Mutual on the current application for reinsurance. This provision will be referred to as "Special Automatic Reinsurance".

                                DAC TAX AMENDMENT

This amendment between STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA (referred to as Ceding Company) and CONNECTICUT GENERAL LIFE INSURANCE COMPANY (referred to as Assuming Company), collectively called the "Parties", hereby amends and becomes part of all Reinsurance Agreement(s) between the Parties.

1. The attached DAC Tax Article, entitled IRC. Section 1.848-2(g)(8) Election, is hereby added to the Agreement.

2. This Amendment does not alter, amend or modify the Reinsurance Agreement(s) other than as stated in this Amendment. It is subject to all of the terms and conditions of the Reinsurance Agreement(s) together with all Amendments and Addendums.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                 By      /s/ Robert P. Mills, Jr.
                                   -----------------------------------------

                                 Date    August 16, 1993
                                     ---------------------------------------

                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By      /s/
                                   -----------------------------------------

                                 Date    July 29, 1993
                                     ---------------------------------------

                                 DAC TAX ARTICLE
                     IRC REG. SECTION 1.848-2(g)(8) ELECTION

1. The Parties hereby make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect commencing with the year ending December 31, 1991.

2. The terms used in this Addendum are defined by reference to Regulation
   Section 1.848-2 promulgated on December 28, 1992.

3. The Party with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

4. The Parties agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, the Ceding Company shall provide the Assuming Company with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than May 1 of the succeeding year (by June 15 for tax year 1992). The Assuming Company shall advise the Ceding Company if it disagrees with the amounts provided by no later than May 31 (July 15 for 1992), otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If the Assuming Company contests the Ceding Company's calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty
   (3) days of the date the Assuming Company submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

5. The Parties shall attach to their respective 1992 federal income tax returns a schedule specifying that the joint election herein has been made for this reinsurance agreement.

6. The Assuming Company represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                                 AMENDMENT No. 3

    to the Yearly Renewable Term Reinsurance Agreement Effective May 1, 1989

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that the attached SCHEDULE E - SECTION II, Page 1 will be substituted for the corresponding page attached to this agreement.

This amendment will be effective simultaneously with the inception of this agreement.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                 By      /s/ Robert P. Mills, Jr.
                                   -----------------------------------------

                                 Date    12/20/93
                                     ---------------------------------------

                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By      /s/
                                   -----------------------------------------

                                 Date    (illegible)
                                     ---------------------------------------

                                   SCHEDULE E

                   YEARLY RENEWABLE TERM REINSURANCE PREMIUMS
        Special Uninsurable Risk Rate Program, Non-Experience Rated Basis

Applicable to policies issued on the Joint Last Survivor Plan where only one of the two joint lives is considered by Connecticut General to be insurable.

LIFE REINSURANCE: Premium rates are shown on pages 2 - 5 of this section. The total life reinsurance premium on standard cessions and on those substandard cessions with a percentage rating consists of the appropriate rate per $1,000 applied to the amount at risk, plus an annual fee of $25 per cession. On substandard cessions involving flat extra premiums payable for more than five years, the reinsurance flat extra premium is 0% of the reinsured portion of the gross flat extra premium charged on the original policy in the first year and 80% in renewal years. When the flat extra premium is payable for five years or less, the reinsurance flat extra premium is 80% in all years. Reinsurance premiums on substandard risks will revert to the standard risk basis on the policy anniversary on which the insured attains age 65 or on the 20th policy anniversary, whichever is later.

Rates for females equal the rates for males five years younger.

                                INTERIM INSURANCE

Premiums for interim periods are calculated at the second policy year rate for the insured's age at the beginning of the interim period. The premium for the first full policy year will be calculated at the first year rate for the insured's age at the beginning of the policy year. Annual fees are not charged for interim periods.

                                    EXCHANGES

For the purpose of determining the reinsurance premiums on exchange policies, such premiums will be calculated based on the insureds' attained ages and the duration since issue of the original policy.

                                 AMENDMENT No. 4

    to the Yearly Renewable Term Reinsurance Agreement Effective May 1, 1989

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that the attached SCHEDULE E - SECTION II, Page 1 will be substituted for the corresponding page attached to this agreement.

This amendment will be effective for policies issued with policy dates of January 1, 1994 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                 By      /s/ Robert P. Mills, Jr.
                                   -----------------------------------------

                                 Date    12/20/93
                                     ---------------------------------------

                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By      /s/
                                   -----------------------------------------

                                 Date    12/20/93
                                     ---------------------------------------

                                   SCHEDULE E

                   YEARLY RENEWABLE TERM REINSURANCE PREMIUMS
      Special Joint Last Survivor Rate Program, Non-Experience Rated Basis

Applicable to policies issued on the Joint Last Survivor Plan where both lives are considered by Connecticut General to be insurable.

LIFE REINSURANCE: Premium rates are shown on pages 3 - 29 of this section. The appropriate premium rate for any given policy is determined by the joint equal age. The calculations used to determine the joint equal age are shown on page 2 of this schedule, and the substandard rate-up calculations are shown on pages 30, 31 and 32.

The total life reinsurance premium on standard cessions consists of 100% of the appropriate rate per $1,000 applied to the amount at risk, except that the rates for Non-Smoker/Non-Smoker policies issued for amounts in excess of $3,000,000 will be 108% of the appropriate rate per $1,000. In addition, a policy fee of $25 per cession will be payable in all years; and on substandard cessions, a rate-up in age will be incorporated.

Female lives are set back five (5) years.

The following steps are used to calculate the reinsurance rate:

    1.  Apply the five-year setback to change the female ages to male ages.

    2. Calculate any age rate-up for the male ages according to the substandard tables.

    3. Calculate the joint equal age using the age difference based on the ages resulting from steps 1 and 2 above.

    4. Apply the resulting joint equal age to the appropriate premium rate table to determine the rate per $1,000 of reinsurance. The premium rate tables are smoker distinct for each life.

EXCHANGE OPTION RIDER: The reinsurance premium for the Exchange Option Rider is zero in the first policy year and remains level in renewal years based on the rates shown on pages 33 and 34 of this section.

                                   SCHEDULE E

                   YEARLY RENEWABLE TERM REINSURANCE PREMIUMS
        Special Uninsurable Risk Rate Program, Non-Experience Rated Basis

Applicable to policies issued on the Joint Last Survivor Plan where only one of the two joint lives is considered by Connecticut General to be insurable.

LIFE REINSURANCE: Premium rates are shown on pages 2 - 5 of this section. The total life reinsurance premium on standard cessions and on those substandard cessions with a percentage rating consists of the appropriate rate per $1,000 applied to the amount at risk. On substandard cessions involving flat extra premiums payable for more than five years, the reinsurance flat extra premium is 0% of the reinsured portion of the gross flat extra premium charged on the original policy in the first year and 80% in renewal years. When the flat extra premium is payable for five years or less, the reinsurance flat extra premium is 80% in all years. Reinsurance premiums on substandard risks will revert to the standard risk basis on the policy anniversary on which the insured attains age 65 or on the 20th policy anniversary, whichever is later.

Rates for females equal the rates for males five years younger.

                                INTERIM INSURANCE

Premiums for interim periods are calculated at the second policy year rate for the insured's age at the beginning of the interim period. The premium for the first full policy year will be calculated at the first year rate for the insured's age at the beginning of the policy year. Annual fees are not charged for interim periods.

                                    EXCHANGES

For the purpose of determining the reinsurance premiums on exchange policies, such premiums will be calculated based on the insureds' attained ages and the duration since issue of the original policy.

                                 AMENDMENT No. 5

    to the Yearly Renewable Term Reinsurance Agreement Effective May 1, 1989

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that the following section entitled EXTRA-CONTRACTUAL DAMAGES will be substituted for the corresponding section of
Article 12 of this agreement:

   EXTRA-CONTRACTUAL DAMAGES

      Connecticut General assumes no liability under this Agreement or otherwise for any extra-contractual damages assessed against State Mutual, based upon bad faith, failure to exercise good judgement, or tortious conduct. In determining the reason for the assessment of any damages against State Mutual, the parties will not be required to follow the reason indicated by the court which awarded such damage. Rather, the parties will act in good faith to determine the actual reason for the award.

This amendment will be effective simultaneously with the inception of this agreement.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                 By      /s/ Robert P. Mills, Jr.
                                   -----------------------------------------

                                 Date    2/22/94
                                     ---------------------------------------

                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By      /s/
                                   -----------------------------------------

                                 Date    2/9/94
                                     ---------------------------------------

                                 AMENDMENT No. 6

    to the Yearly Renewable Term Reinsurance Agreement Effective May 1, 1989

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. The following Article 1 entitled APPLICATION OF AGREEMENT will be substituted for the corresponding article of this agreement:

   APPLICATION OF AGREEMENT

      Reinsurance under this agreement will apply to life reinsurance issued by State Mutual on its Joint Last Survivor Plans know as Inheiritage (Form No. 1020-89) and Variable Inheiritage (Form No. 1026-94). Such reinsurance will include those policies issued when one participant of the joint policy is uninsurable, provided that the underwriting assessment of the insurable participant is no higher than Table 6 (250%); and will also include those policies issued in conversion or exchange of existing individual life policies whether originally reinsured in Connecticut General or not.

2. The attached SCHEDULE E - SECTION I, Page 1 will be substituted for the corresponding page attached to this agreement.

This amendment will be effective for policies issued with policy dates of May 1,1994 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                 By      /s/ Robert P. Mills, Jr.
                                   -----------------------------------------

                                 Date    May 11, 1994
                                     ---------------------------------------

                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                 By      /s/
                                   -----------------------------------------

                                 Date    May 11, 1994
                                     ---------------------------------------

                                   SCHEDULE E

                   YEARLY RENEWABLE TERM REINSURANCE PREMIUMS
      Special Joint Last Survivor Rate Program, Non-Experience Rated Basis

Applicable to policies issued on the Joint Last Survivor Plan where both lives are considered by Connecticut General to be insurable.

LIFE REINSURANCE: Premium rates are shown on pages 3 - 29 of this section. The appropriate premium rate for any given policy is determined by the joint equal age. The calculations used to determine the joint equal age are shown on page 2 of this schedule, and the substandard rate-up calculations are shown on pages 30, 31 and 32.

The total life reinsurance premium on standard cessions consists of 100% of the appropriate rate per $1,000 applied to the amount at risk, except that the rates for Non-Smoker/Non-Smoker policies issued for amounts in excess of $3,000,000 will be 108% of the appropriate rate per $1,000. In addition, on substandard cessions, a rate-up in age will be incorporated.

Female lives are set back five (5) years.

The following steps are used to calculate the reinsurance rate:

    1.  Apply the five-year setback to change the female ages to male ages.

    2. Calculate any age rate-up for the male ages according to the substandard tables.

    3. Calculate the joint equal age using the age difference based on the ages resulting from steps 1 and 2 above.

    4. Apply the resulting joint equal age to the appropriate premium rate table to determine the rate per $1,000 of reinsurance. The premium rate tables are smoker distinct for each life.

EXCHANGE OPTION RIDER: The reinsurance premium for the Exchange Option Rider is zero in the first policy year and remains level in renewal years based on the rates shown on pages 33 and 34 of this section.

ESTATE PROTECTOR RIDER: The reinsurance premiums for the Estate Protector Rider (Form No. 1079-94) are:

                    AVERAGE ISSUE AGE        ANNUAL RATE PER $1000
                    -----------------        ---------------------
                            5-7                      $ 0.84
                           8-46                        0.96
                          47-54                        1.08
                          55-59                        1.20
                          60-63                        1.32
                          64-85                        1.44

                                 AMENDMENT No. 7

    to the Yearly Renewable Term Reinsurance Agreement Effective May 1, 1989

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. WHEREAS, State Mutual has changed its name to First Allmerica Financial Life Insurance Company; and

2. WHEREAS, SMA Life Assurance Company has changed its name to Allmerica Financial Life Insurance and Annuity Company (hereinafter called Allmerica Financial Life);

3. NOW, THEREFORE, this agreement is deemed to be between First Allmerica Financial Life Insurance Company (hereinafter called First Allmerica Financial) and Connecticut General, and all references to SMA Life are deemed to mean Allmerica Financial Life.

4. All provisions of this agreement, as previously amended, will continue in full force and effect.

This amendment will be effective October 11, 1995.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                               FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                               By      /s/ Robert P. Mills, Jr.
                                 -------------------------------------

                               Date    November 22, 1995
                                   -----------------------------------

                               CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                               By      /s/
                                 -------------------------------------

                               Date    12-1-95
                                   -----------------------------------

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                                 AMENDMENT No. 8

    to the Yearly Renewable Term Reinsurance Agreement Effective May 1, 1989

                                     between

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. The following Article 1 entitled APPLICATION OF AGREEMENT will be substituted for the corresponding article of this Agreement:

APPLICATION OF AGREEMENT

   Reinsurance under this Agreement will apply to life reinsurance issued by First Allmerica Financial on its Joint Last Survivor Plans known as Inheiritage (Form No. 1020-89), Variable Inheiritage (Form No. 1026-94) and Single Premium Variable Universal Life (Form No. 1030-96). Such Reinsurance will include those policies issued when one participant of the joint policy is uninsurable, provided that the underwriting assessment of the insurable participant is no higher than Table 6 (250%); and will also include those policies issued in conversion or exchange of existing individual life policies whether originally reinsured in Connecticut General or not.

2. The following Article 7 subsection entitled AMOUNTS AT RISK will be substituted for the corresponding subsection of Article 7 of this Agreement:

AMOUNT AT RISK

   In the year of issue the amount at risk for all plans covered under this Agreement, excluding the Single Premium Variable Universal Life Plan, is defined as the amount of insurance reinsured. For the Single Premium Variable Universal Life Plan, the amount at risk in the year of issue is defined as the amount of insurance reinsured less 33% of the single premium for automatic reinsurance and less the entire single premium for facultative reinsurance. The first year net amount at risk must equal or exceed $50,001 for any reinsurance to be ceded.

   In all subsequent policies years, the amount at risk is defined as the amount of insurance reinsured less 33% of the accumulated policy value on the entire policy at the end of the prior policy year for automatic reinsurance and less all accumulated policy values for facultative reinsurance and any exchanges.

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   Increases in the death benefit that are underwritten in accordance with First
   Allmerica Financial's usual underwriting standards for individually selected risks for new issues will be considered as new insurance for the purpose of determining the reinsurance amount at risk.

This amendment will be effective for policies issued with policy dates of February 1, 1997 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                               FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                               By      /s/ Robert P. Mills, Jr.
                                 -------------------------------------

                               Date    May 18, 1997
                                   -----------------------------------

                               CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                               By      /s/
                                 -------------------------------------

                               Date    May 15, 1997
                                   -----------------------------------

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